EXHIBIT 15.1

TOTAL S.A.

Year ended December 31, 2014

We consent to the references to our firms under the heading “Selected Financial Data” in the December 31, 2014 annual report on Form 20-F of TOTAL and to the incorporation by reference of our reports dated March 2, 2015, with respect to the consolidated balance sheets of TOTAL S.A. and its subsidiaries (“TOTAL”) as at December 31, 2014, 2013 and 2012, and the related consolidated statements of income, comprehensive income, cash-flows and changes in shareholders’ equity for each of the three years in the period ended December 31, 2014 (our report thereon refers to the change in the presentation currency of the consolidated financial statements of TOTAL S.A. from the euro to the U.S. dollar) and the effectiveness of internal control over financial reporting as at December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 20-F of TOTAL, in the following registration statements:

(i)	the Registration Statement on Form S-8 (File no. 333-144415) of TOTAL, filed with the SEC on July 9, 2007;

(ii)	the Registration Statement on Form S-8 (File no. 333-150365) of TOTAL, filed with the SEC on April 22, 2008;

(iii)	the Registration Statement on Form S-8 (File no. 333-169828) of TOTAL, filed with the SEC on October 8, 2010;

(iv)	the Registration Statement on Form S-8 (File no. 333-172832) of TOTAL, filed with the SEC on March 15, 2011;

(v)	the Registration Statement on Form S-8 (File no. 333-183144) of TOTAL, filed with the SEC on August 8, 2012;

(vi)	the Registration Statement on Form S-8 (File no. 333-185168) of TOTAL, filed with the SEC on November 28, 2012, as amended on October 31, 2014;

(vii)	the Registration Statement on Form S-8 (File no. 333-199735) of TOTAL, filed with the SEC on October 31, 2014; and

(viii)	the Registration Statement on Form F-3 (Files no. 333-180967, 333-180967-01, 333-180967-02 and 333-180967-03) of TOTAL, Total Capital International, Total Capital Canada Ltd and Total Capital, filed with the SEC on April 26, 2012.

Paris-La Défense, March 25, 2015

KPMG Audit		ERNST & YOUNG Audit

/s/ MICHEL PIETTE Michel Piette Partner	/s/ VALERIE BESSON Valérie Besson Partner	/s/ YVON SALAUN Yvon Salaün Partner	/s/ LAURENT MIANNAY Laurent Miannay Partner